EXHIBIT 3.01

ARTICLES OF INCORPORATION

OF

MY CATALOG ON LINE .COM INC.

The undersigned subscriber to these Articl.es of Incorporation is a natural person competent to contract and hereby form a Corporation for profit under the Chapter 78 of the Nevada Revised Statutes.

ARTICLE 1 - NAME

The name of the Corporation is MY CATALOG ON LINE .COM INC., (hereinafter, "Corporation").

ARTICLE 2 - INITIAL AGENT FOR SERVICE OF PROCESS

The name of this Corporation's initial agent for service of process is Spiegel & Utrera, P.A. at 1785 East Sahara Avenue, Suite 490, Las Vegas, Nevada 89104.

ARTICLE 3 - CORPORATE CAPITALIZATION

3. 1

This Corporation is authorized to issue two classes of shares, which shall be designated "common" shares and "preferred" shares. The total number of "common" shares authorized to be issued is 195,000,000 shares. The par value is $.001 per share. The total number of "preferred" shares authorized to be issued is 5,000,000 shares. The par value is $.001 per share.

3.2

All shares of common stock shall be identical with each other in every respect and the holders of common shares shall be entitled to have unlimited voting rights on all shares and be entitled to one vote for each share on all matters on which Shareholders have the right to vote.

3.3

No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable in connection with such issuance.

3.4

The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

ARTICLE 4 - DIRECTORS

4.1

Governing Board of Directors. The governing board of shall be styled "Board of Directors" and the first Board of Directors shall consist on one directors. Provided that the corporation has at least one director, the number of directors may at any time or times be increased or decreased to a maximum number of nine (9) as provided in the bylaws.

4.2

Initial number of Directors. The names and post office addresses of the members of the first Board of Directors are as follows:

Jerrold D. Burden

8050 North University Drive

Tamarac, Florida 33321

These individuals shall serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified.

ARTICLE 5 - PURPOSE OF CORPORATION

The Purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the Nevada Revised Statutes.

ARTICLE 6 - INCORPORATOR

The name and post office address of the incorporator signing these Articles is as follows:

Elsie Sanchez
1785 East Sahara Avenue, Suite 490
Las Vegas, Nevada 89104

ARTICLE 7 - TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE 8 - STATUTES NOT APPLICABLE

The provisions of Nevada Revised Statutes 78.378 through 78.3793, inclusive, regarding the voting of a controlling interest in stock of a Nevada Corporation and 78.411 through 78.444, inclusive, regarding combinations with interested stockholders, shall not be applicable to this Corporation.

ARTICLE 9 - REGISTERED OWNER(S)

The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE 10 - AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Nevada, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

ARTICLE 11 - BYLAWS

Except as provided in Chapter 78 of the Nevada Revised Statutes, the Board of Director(s) of the Corporation shall have power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary for taking such action.

ARTICLE 12 - INDEMNIFICATION

12.1

This article applies except as otherwise provided by law. For the purposes of this article, "Agent" means any person who is or was a Director, Officer, Employee or other Agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, Employee or Agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a Director, Officer, Employee or Agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under 12.4 or 12.5.4 This article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an Agent as defined in this provision of the employer Corporation.

12.2

The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

12.3

Subject to the limitations provided in Nevada Revised Statutes section 78.7502, the Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an Agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the Corporation and its Shareholders. No indemnification shall be made under these provisions for any of the following:

12.3.1

In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Corporation in the performance of that person's duty to the Corporation and its Shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

12.3.2

Of amounts paid in settling or otherwise disposing of a pending action without court approval.

12.3.3

Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

12.4

To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in 12.2 or 12.3 or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the Agent in connection therewith.

12.5

Except as provided in 12.4, any indemnification under this section shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in 12.2 and 12.3, by any of the following:

12.5.1

A majority vote of a quorum consisting of Directors who are not parties to such proceeding.

12.5.2

If such a quorum of Directors is not obtainable, by independent legal counsel in a written opinion.

12.5.3

Approval of the Shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon.

12.5.4

The court in which the proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the Agent, attorney or other person is opposed by the Corporation.

12.6

Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the Agent to repay that amount if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized under the aforementioned provisions.

12.7

The Corporation shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the Agent in that capacity or arising out of the Agent's status as such whether or not the Corporation would have the power to indemnify the Agent against that liability under the law.

12.8

All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to "Director", "Officer", "Employee" and "Agent" shall inure to the benefit of the heirs, executors and administrators of such persons.

12.9

Notwithstanding the aforementioned provisions contained in this section, the Corporation is authorized to indemnify the Directors and Officers of the Corporation to the fullest extent permissible under Nevada law, except as provided in NRS 78.138(7). Such indemnification must be made in accordance with Section 78.751.